For Immediate Release

[LOGO] iCAD                                                        Press Release

                   iCAD Reports Earnings in First Quarter 2005

     - Sales, Gross Margin and Net Income Improve Over First Quarter 2004 -

NASHUA, New Hampshire - April 28, 2005 - iCAD(R), Inc. (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early identification of cancer, today reported its financial results for the first quarter ended March 31, 2005.

iCAD sales for the quarter ended March 31, 2005 were $6,007,607 compared with $5,426,881 in the first quarter of 2004. Gross margin improved to 79% of sales in the most recent quarter, compared with 66% in the prior-year first quarter.

Net income before provision for income taxes for the first quarter of 2005 totaled $711,929 or $0.02 per share, compared with a net loss of ($1,899,401) or ($0.06) per share, in the prior-year quarter.

"We achieved several milestones in the first quarter of 2005," stated W. Scott Parr, President and CEO for iCAD, Inc. "With the introduction of our new Second Look(R) 700 and Second Look 300 products, we updated our film-based mammography product line and recorded solid sales through national distributor, SourceOne HealthCare. We also broadened our distribution channel and began selling our film-based offerings through Fusion Sales Partners. In the second quarter, we also anticipate sales of the Second Look 200 through our new private label relationship with Hologic, Inc."

"In the first quarter, we made our digital CAD mammography solution available through Hologic," continued Parr. "iCAD also received FDA approval to expand Second Look Digital for use with Siemens' full-field digital system, which we expect to contribute to sales in future quarters. Additionally, we filed our first application with the FDA for approval of a product to support radiologists in review of Computed Tomography (CT) studies of the chest, and detection of potentially cancerous lung nodules."

Conference Call

As previously announced, iCAD will host a conference call today, April 28, 2005, at 11:00 am EST. Shareholders and other interested parties can participate in the conference call by dialing +1 800 659 1942 in the US and Canada or +1 617 614 2710 for international/local participants, and entering passcode 10000912. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.


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

A replay of the conference call will be available two hours after its completion from April 28, 2005 until May 5, 2005 by dialing +1 888 286 8010 in the US and Canada or +1 617 801 6888 for international/local participants, and entering passcode 63978084. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to identify cancer and other life-threatening conditions earlier by making medical services more effective, more accessible and more affordable for patients worldwide. Recipient of Frost & Sullivan's Growth Strategy Leadership award and repeatedly recognized as offering "The Winning Combination" of Price and Performance by MD Buyline, iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. As the most frequently selected CAD solution for film-based and digital breast screening, iCAD is entrusted with the task of early cancer detection by almost one thousand women's healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD and Second Look are registered trademarks of iCAD, Inc.

 For more information on iCAD, Inc., contact Kevin McGrath of Cameron Associates at +1 212 245 4577 or via email at kevin@cameronassoc.com.


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                                   iCAD, INC.

                      Consolidated Statements of Operations

                                                            Three Months       Three Months
                                                           March 31, 2005     March 31, 2004
                                                           --------------     --------------
                                                             (unaudited)        (unaudited)
Sales                                                      $    6,007,607     $    5,426,881
Cost of sales                                                   1,273,573          1,829,246
                                                           --------------     --------------
Gross margin                                                    4,734,034          3,597,635
                                                           --------------     --------------

Operating expenses:
  Engineering and product development                           1,016,048          1,712,041
  General and administrative                                    1,222,208          1,379,506
  Marketing and sales                                           1,750,966          2,239,687
                                                           --------------     --------------
      Total operating expenses                                  3,989,222          5,331,234

                                                           --------------     --------------
Income (loss) from operations                                     744,812         (1,733,599)

Interest expense - net                                             32,883            165,802
                                                           --------------     --------------

Net income (loss) before provision for income taxes               711,929         (1,899,401)

Provision for income taxes                                         70,000                 --
                                                           --------------     --------------

Net income (loss)                                                 641,929         (1,899,401)

Preferred dividend                                                 30,432             33,250

                                                           --------------     --------------
Net income (loss) attributable  to common stockholders     $      611,497     $   (1,932,651)
                                                           ==============     ==============

Net income (loss) per share
  Basic                                                    $         0.02     $        (0.06)
  Diluted                                                  $         0.02     $        (0.06)

Weighted average number of shares used in
  computing income (loss) per share
  Basic                                                        36,384,185         33,708,252
  Diluted                                                      38,754,414         33,708,252


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

                                   iCAD, INC.

                           Consolidated Balance Sheets

                                                                           March 31,        December 31,
                                                                        -------------      -------------
                                                                             2005               2004
                                                                        -------------      -------------
                                     Assets                              (unaudited)
Current assets:
  Cash and cash equivalents                                             $   7,216,734      $   8,008,163
  Trade accounts receivable, net of allowance for doubtful
  accounts of $510,000 in 2005 and $450,000 in 2004                         5,717,275          5,006,333
  Inventory                                                                 1,051,071          1,013,806
  Prepaid and other current assets                                            300,232            261,286
                                                                        -------------      -------------
      Total current assets                                                 14,285,312         14,289,588
                                                                        -------------      -------------

Property and equipment:
  Equipment                                                                 2,316,017          2,078,306
  Leasehold improvements                                                       75,434             37,904
  Furniture and fixtures                                                      135,544            135,544
                                                                        -------------      -------------
                                                                            2,526,995          2,251,754
  Less accumulated depreciation and amortization                            1,057,069            944,121
                                                                        -------------      -------------
      Net property and equipment                                            1,469,926          1,307,633
                                                                        -------------      -------------

Other assets:
  Patents, net of accumulated amortization                                    283,113            302,644
  Technology intangibles, net of accumulated amortization                   4,810,069          4,964,090
  Tradename, distribution agreements and other,
    net of accumulated amortization                                           667,334            756,867
  Goodwill                                                                 43,515,285         43,515,285
                                                                        -------------      -------------
      Total other assets                                                   49,275,801         49,538,886
                                                                        -------------      -------------
      Total assets                                                      $  65,031,039      $  65,136,107
                                                                        =============      =============

                      Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                                      $   2,077,705      $   2,006,500
  Accrued interest                                                             53,396            671,154
  Accrued salaries and other expenses                                       1,490,645          1,373,191
  Deferred revenue                                                            407,986            439,717
  Convertible subordinated debentures                                              --                 --
  Current maturities of notes payable                                       1,500,000          1,500,000
                                                                        -------------      -------------
      Total current liabilities                                             5,529,732          5,990,562

Loans payable to related party                                                300,000            300,000
Notes payable, less current maturities                                      1,500,000          1,875,000
                                                                        -------------      -------------
      Total liabilities                                                     7,329,732          8,165,562
                                                                        -------------      -------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, $ .01 par value:  authorized
    1,000,000 shares; issued and outstanding
    6,374 in 2005 and 7,435 in 2004, with the aggregate liquidation liquidation value of $1,127,000 in 2005 and $1,257,500 in 2004,
    plus 7% annual dividend                                                        64                 74
  Common stock, $ .01 par value:  authorized
    50,000,000 shares; issued 36,610,929 in 2005
    and 36,410,170 shares in 2004; outstanding
    36,543,053 in 2005 and 36,342,294 shares in 2004                          366,109            364,101
  Additional paid-in capital                                              130,358,350        130,271,515
  Accumulated deficit                                                     (72,072,952)       (72,714,881)
  Treasury stock at cost (67,876 shares)                                     (950,264)          (950,264)
                                                                        -------------      -------------
      Total Stockholders' equity                                           57,701,307         56,970,545
                                                                        -------------      -------------
      Total liabilities and stockholders' equity                        $  65,031,039      $  65,136,107
                                                                        =============      =============


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